AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2011
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ARGAN, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-1947195
(I.R.S. Employer Identification No.)
One Church Street
Suite 201
Rockville, MD 20850
(Address of Principal Executive Offices)
Argan, Inc. 2011 Stock Plan
(Full Title of the Plan)
Rainer H. Bosselmann
Chief Executive Officer
Argan, Inc.
One Church Street
Suite 201
Rockville, MD 20850
(Name and Address of Agent for Service)
(301) 315-0027
(Telephone Number, Including Area Code, of Agent for Service)
Copies of all communications to:
Richard A. Krantz, Esq.
Robinson & Cole LLP
1055 Washington Boulevard
Stamford, Connecticut 06901-2249
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each		Maximum	Maximum
Class of Securities	Amount	Offering	Aggregate	Amount Of
To Be	To Be	Price Per	Offering	Registration
Registered(1)	Registered(2)	Share(3)	Price(3)	Fee(3)
Common Stock, par value $.15 per share	500,000	$10.35	$5,175,000	$600.82

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Argan, Inc. 2011 Stock Plan (the “Plan”) described herein.

(2)	Represents 500,000 shares of common stock of Argan, Inc. (the “Registrant”) available for issuance under the Plan. Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover an additional indeterminate number of shares of common stock of the Registrant as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(3)	Estimated solely for the purpose of calculating the registration fee and are based on the average of high and low prices of the common stock of Registrant on the NYSE Amex Equities on July 12, 2011, in accordance with Rule 457(c) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:
1.	Annual Report on Form 10-K for the fiscal year ended January 31, 2011;

2.	Proxy for our 2011 Annual Meeting of Stockholders held on June 21, 2011, filed on May 9, 2011;

3.	Quarterly Report on Form 10-Q for the period ended April 30, 2011, filed June 13, 2011.

4.	Current Reports on Form 8-K filed April 15, 2011, April 21, 2011, June 2, 2011, June 14, 2011, June 22, 2011 and July 14, 2011; and

5.	The description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on August 1, 2003, including any amendments or reports filed for the purposes of updating this description.
     In addition to the foregoing, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
     The Registrant’s Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant’s Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant has entered into indemnification agreements with its directors containing provisions which provide for the indemnification of such directors to the fullest extent permitted by Delaware law.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are included or incorporated herein by reference:

Exhibit No.	Description
4	Argan, Inc. 2011 Stock Plan (incorporated by reference to the Registrant’s definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on May 9, 2011).

5	Opinion of Robinson & Cole LLP

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2	Consent of Robinson & Cole LLP (included in Exhibit 5 hereof)

24	Power of Attorney (included on the signature page hereof)
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs 1(i) and (1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     5. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 15 day of July, 2011.

ARGAN, INC.
By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and Arthur F. Trudel, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Rainer H. Bosselmann Rainer H. Bosselmann	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 15, 2011

/s/ Arthur F. Trudel Arthur F. Trudel	Chief Financial Officer (Principal Accounting and Financial Officer)	July 15, 2011

Henry A. Crumpton	Director	July ___, 2011

/s/ Cynthia A. Flanders Cynthia A. Flanders	Director	July 15, 2011

/s/ William F. Leimkuhler William F. Leimkuhler	Director	July 15, 2011

Daniel A. Levinson	Director	July ___, 2011

/s/ W. G. Champion Mitchell W. G. Champion Mitchell	Director	July 15, 2011

/s/ James W. Quinn James W. Quinn	Director	July 15, 2011

EXHIBIT INDEX
Exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Description
4	Argan, Inc. 2011 Stock Plan (incorporated by reference to the Registrant’s definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on May 9, 2011).

5	Opinion of Robinson & Cole LLP

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2	Consent of Robinson & Cole LLP (included in Exhibit 5 hereof)

24	Power of Attorney (included on the signature page hereof)